UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________

FORM 8-K
______________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 13, 2014

FUSE SCIENCE, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-22991	87-0460247
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

5510 Merrick Rd., Massapequa, NY 11758
(Address of Principal Executive Office) (Zip Code)

(516) 659-7558
 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On November 13, 2014, Fuse Science, Inc. (the “Company”) and Hudson Bay Master Fund, Ltd. (the “Holder”) entered into an Agreement whereby the Holder agreed to limit the conversion and exercise of the Company’s securities held by it to approximately 155,000,000 shares until such time as the Company receives shareholder approval to increase its authorized capital to 3,000,000,000 shares of common stock.  The Holder beneficially owns a certain number of Series A Senior Convertible Notes, Series B Subordinated Notes, Series A Warrants, Series B Warrants and shares of the Company’s Preferred Stock which would require the Company to issue shares of common stock in excess of its authorized capital.   The Company has agreed to file a preliminary proxy statement with the Securities and Exchange Commission seeking an approval of the increase in authorized capital on or prior to January 5, 2015.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 13, 2014, the Company appointed Mr. David Rector to its board of directors.

Since 1985, Mr. Rector has been the principal of The David Stephen Group, which provides enterprise consulting services to emerging and developing companies in a variety of industries. In addition, since June 2014, Mr. Rector has served as a director of NaturalNano, Inc. In addition, he currently serves as the Chief Operating Officer and a director of MV Portfolios, Inc. (fka California Gold Corp.).  He previously served as a member of California Gold Corp.’s Board of Directors from June 2007 through May 2012. Mr. Rector also has been a director of Sevion Technologies, Inc. (fka Senesco Technologies Inc.) since February 2002 and serves as the Chairman of its Compensation Committee. Additionally, since May of 2004, Mr. Rector has served as a director, Chairman of the compensation and member of the audit committee of DGSE Companies, Inc.

Previously Mr. Rector served as the CEO, President and a director of Vaporin, Inc. (formerly known as Valor Gold Corp.) from November 2012 through January 2014. From February 2012 through December 2012, Mr. Rector served as the Vice President - Finance & Administration of Pershing Gold Corp. From May 2011 through February 2012, Mr. Rector served as the President of Sagebrush Gold, Ltd. From October 2009 through August 2011, Mr. Rector served as President and CEO of Li3 Energy, Inc. From July 2009 through May 2011, Mr. Rector served as President and CEO of Nevada Gold Holdings, Inc. From September 2008 through November 2010, Mr. Rector served as President and CEO Universal Gold Mining Corp. From October 2007 through February 2013, Mr. Rector served as President and CEO of Standard Drilling, Inc.

In connection with his appointment, Mr. Rector received a $7,500 signing bonus and will receive $6,000 per month as compensation for his services. Mr. Rector is 67 years old.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FUSE SCIENCE, INC.

Date: November 19, 2014	By:	/s/ Ezra Green
Name: s/ Ezra Green
Title: Chief Executive Officer